LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of the18th day of April, 1996, by and among BAYPORT RESTAURANT GROUP, INC., a Florida corporation ("Borrower"), whose address is 4000 Hollywood Boulevard, Suite 695-S, Hollywood, Florida 03021, Borrower's wholly-owned subsidiary, CRAB HOUSE, INC., a Florida corporation whose address is 4000 Hollywood Boulevard, Suite 695-S, Hollywood, Florida 03021 ("Crab House") and LANDRY'S SEAFOOD RESTAURANTS, INC., a Delaware corporation ("Landry's"), whose address is 1400 Post Oak Boulevard, Suite 1010, Houston, Texas 77056.

                                        I

                               DEFINITION OF TERMS

         As used in this Agreement, the following terms shall have the respective meanings indicated below:

         ADVANCE: A disbursement by Landry's, whether by check to Borrower, check to third party, journal entry to pay interest on the Loan or otherwise, of any of the proceeds of the Loan or any insurance proceeds.

         AGREEMENT: This Loan Agreement, as the same may from time to time be amended or supplemented.

         AGREEMENT REGARDING CREDIT FACILITY: That certain agreement by and among Borrower, Crab House, some of Borrower's other wholly-owned subsidiaries, Landry's, and Banks dated April 18, 1996.

         ALLOCATIONS: The line items set forth, as to each of the Projects, in the Project Budgets for which Advances of Loan proceeds will be made.

         BALTIMORE BUDGET: The budget set forth on Exhibit "C-1" attached hereto and incorporated herein by reference, setting forth the costs and expenses associated with the completion of the Baltimore Improvements.

         BALTIMORE IMPROVEMENTS: All site preparation, amenities, buildings, parking lots and landscaping being constructed by Crab House on the Baltimore Tract, all as more particularly described in the plans and specifications applicable to the Baltimore Tract.

         BALTIMORE TRACT: The leasehold estate owned by Crab House with respect to a restaurant site in Baltimore, Maryland all as more particularly described on Exhibit "B-1" attached

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hereto and made a part hereof.

         BANKS:  The First National Bank of Boston and Capital Bank.

         CHELSEA PIER BUDGET: The budget set forth on Exhibit "C-2" attached hereto and incorporated herein by reference, setting forth the costs and expenses associated with the completion of the Chelsea Pier Improvements.

         CHELSEA PIER IMPROVEMENTS : All site preparation, amenities, buildings, parking lots and landscaping being constructed by Crab House on the Chelsea Pier Tract, all as more particularly described in the plans and specifications applicable to the Chelsea Pier Tract.

         CHELSEA PIER TRACT: The leasehold estate owned by Crab House with respect to a restaurant site in New York City, New York, all as more particularly described on Exhibit "B-2" attached hereto and made a part hereof.

         CHICAGO TRACT:   That certain leasehold estate owned by Borrower which
is described on Exhibit "A-2" attached hereto and made a part hereof.

         COLLATERAL TRACTS : Those leasehold estates owned by Borrower or Crab House which are now or hereafter encumbered by Borrower or Crab House by a valid, first priority, perfected Deed of Trust to secure the repayment of the Loan.

         COLLATERAL PERSONALTY: All improvements, furniture, fixtures, equipment and other personalty located on each of the Collateral Tracts together with all accounts, contract rights, trade marks, trade names, trade dress and general intangibles now or hereafter existing as a result of operations on the Collateral Tracts and which shall be the subject of a valid, first priority, perfected Security Agreement to secure the repayment of the Loan.

         COMPLETION DATE: The date, as to each of the Projects, on which such Project is scheduled for completion, as specifically set forth on Exhibit "D" attached hereto and made a part hereof.

         CONVEYANCE DOCUMENTS. All deeds, bills of sale, assignments, license agreements and other documents pursuant to which title to the Collateral Tracts and Collateral Personalty will be conveyed to Landry's upon its conversion of the Loan debt to ownership as provided for herein.

         CONVEYANCE ESCROW: That certain escrow agreement by and among Landry's,



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Borrower, Crab House and Escrow Agent pursuant to which the Conveyance Documents will be deposited with Escrow Agent to be released to Landry's upon the terms and conditions set forth therein.

         DEED OF TRUST: Collectively, all deeds of trust, mortgages, collateral assignments of leases or other lien documents, reasonably satisfactory to Landry's in form and substance, pursuant to which Borrower and Crab House have granted, or hereafter will grant, first priority liens on the Collateral Tracts to secure the Loan.

         ESCROW AGENT: Chicago Title Insurance Company, Attention: Janet Karr, 909 Fannin Street, Houston, Texas.

         EVENT OF DEFAULT:  Any happening or occurrence described in Section
6.1 of this Agreement.

         FINANCING STATEMENT: The financing statement or financing statements (on Standard Form UCC-1 or otherwise) applicable to the Collateral Tracts and the Collateral Personalty now or hereafter executed and delivered by Borrower and Crab House in connection with the Loan Documents.

         GOVERNMENTAL AUTHORITY: Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

         GOVERNMENTAL REQUIREMENTS: All statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower, Crab House or the Projects.

         GREAT NECK BUDGET: The budget set forth on Exhibit "C-3" attached hereto and incorporated herein by reference, setting forth the costs and expenses associated with the completion of the Great Neck Improvements.

         GREAT NECK IMPROVEMENTS: All site preparation, amenities, buildings, parking lots and landscaping being constructed by Crab House on the Great Neck Tract, all as more particularly described in the plans and specifications applicable to the Great Neck Tract.

         GREAT NECK TRACT: The leasehold estate owned by Crab House with respect to a restaurant site in Great Neck, New York, all as more particularly described on Exhibit "B-3" attached hereto and made a part hereof.



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         IMPROVEMENTS:  Collectively, the Baltimore Improvements, the Chelsea
Improvements, the Great Neck Improvements, and the Nashville Improvements.

         INITIAL ADVANCE: The Advance to be made at the time Borrower satisfies the conditions set forth in Sections 3.01 and 3.02 of this Agreement.

         INSPECTING PERSON: Collectively, such persons designated by Landry's from time to time who may inspect the Improvements from time to time for the benefit of Landry's.

         JUPITER TRACT: That certain leasehold estate owned by Crab House, Inc. which is described on Exhibit "A-1" attached hereto and made a part hereof.

         LAND: Collectively, the Baltimore Tract, the Chelsea Pier Tract, the Great Neck Tract, and the Nashville Tract.

         LOAN:  The loan evidenced by the Note.

         LOAN AMOUNT:  $11,000,000.

         LOAN DOCUMENTS: The Note, the Deed of Trust, this Agreement, the Security Agreement, the Financing Statement, the Agreement Regarding Credit Facility, the Conveyance Escrow and all other documents now or hereafter executed by the Borrower, Crab House or any other person or party in connection with the Loan, the indebtedness evidenced by the Note, or the covenants contained in this Agreement.

         MERGER AGREEMENT: That certain agreement of even date herewith pursuant to which Landry's and Borrower have agreed that, pursuant to the terms thereof, Bayport will merge with and into a wholly-owned subsidiary of Landry's and all of the outstanding shares of Borrower will be exchanged for shares of Landry's.

         MYRTLE I TRACT: That certain leasehold estate owned by Borrower which is described on Exhibit "A-3" attached hereto and made a part hereof.

         MYRTLE II TRACT: That certain leasehold estate owned by Crab House which is described on Exhibit "A-4" attached hereto and made a part hereof.

         NASHVILLE BUDGET: The budget set forth on Exhibit "C-4" attached hereto and incorporated herein by reference, setting forth the costs and expenses associated with the



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completion of the Nashville Improvements.

         NASHVILLE IMPROVEMENTS: All site preparation, amenities, buildings, parking lots and landscaping being constructed by Crab House on the Nashville Tract, all as more particularly described in the plans and specifications applicable to the Nashville Tract.

         NASHVILLE TRACT: The leasehold estate owned by Crab House with respect to a restaurant site in Nashville, Tennessee, all as more particularly described on Exhibit "B-4" attached hereto and made a part hereof.

         NOTE: The promissory note dated as of even date herewith in the principal sum of the Loan Amount (together with all renewals and extensions thereof) which has been executed and delivered by Borrower to Landry's representing the Loan.

         PROJECTS:  Collectively, the Land and the Improvements.

         PROJECT BUDGETS: Collectively, the Baltimore Budget, the Chelsea Pier Budget, the Great Neck Budget, and the Nashville Budget.

         SECURITY AGREEMENT: Collectively, all security agreements, whether contained in the Deed of Trust or otherwise creating a valid, first priority and perfected security interest in the Collateral Personalty (including replacements, substitutions, proceeds and after-acquired property).

                                       II

                                    THE LOAN

         2.1 AGREEMENT TO LEND. Landry's hereby agrees to lend up to but not in excess of the Loan Amount to Borrower, and Borrower hereby agrees to borrow such sum from Landry's, all upon and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note. No principal amount repaid by Borrower may be reborrowed by Borrower. Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower and only from the date or dates of such disbursements. Landry's may, in Landry's discretion, disburse funds by journal entry to pay interest due but unpaid under the Note and disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement. Loan proceeds disbursed by journal entry, as well as those disbursed directly by Landry's to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.



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         2.2 ADVANCES. The purposes for which Loan proceeds are allocated and the respective amounts of such Allocations are set forth in the respective Project Budgets. Provided that all conditions precedent have been satisfied, the Initial Advance shall be made as soon after the execution of this Agreement as such conditions precedent have been satisfied and subsequent Advances shall be made on or about the fifteenth day of each subsequent month commencing May 15, 1996.

         2.3 ALLOCATIONS. The Allocations shall be disbursed only for the purposes set forth in each of the Project Budgets. Funds allocated pursuant to one of the Project Budgets may not be reallocated to one of the other Project Budgets unless and until it has been established, by virtue of the completion of the Project for which such funds were allocated, that such funds are excess. Landry's shall not be obligated to make an Advance for an Allocation set forth in any of the Project Budgets to the extent that the amount of the Advance for such Allocation would, when added to all prior Advances for such Allocation, exceed the total of such Allocation as set forth in the applicable of the Project Budgets.

         2.4 LIMITATION ON ADVANCES. To the extent that Loan proceeds disbursed by Landry's pursuant to the Allocations are insufficient to pay all costs required for the development, construction and completion of the Projects, Borrower shall pay such excess costs with funds derived from sources other than the Loan. Under no circumstances shall the sum of all Advances made exceed the Loan Amount.

         2.5 REALLOCATIONS. Landry's reserves the right, at its option, to disburse Loan proceeds allocated to any of the Allocations for such other purposes or in such different proportions as Landry's may, in its reasonable discretion, deem necessary or advisable; provided however that Landry's shall not reallocate funds from one of the Project Budgets to another of the Project Budgets without the consent of Borrower. Borrower shall not be entitled to require that Landry's reallocate funds among the Allocations except to the extent that Borrower has completed one or more of the Projects and excess funds are available in the Project Budgets applicable to such completed Projects.

         2.6 CONTINGENCY ALLOCATIONS. Any amount allocated in the Project Budgets for "contingencies" or other non-specific purposes may, in Landry's discretion, be disbursed by Landry's to pay future contingent costs and expenses of completing and equipping the Improvements (on a Project specific basis) and such other costs or expenses as Landry's shall approve. Under no circumstances, other than in connection with the exercise by Landry's of its right to convert the Loan debt to ownership of the Collateral Tracts and Collateral Personalty, shall the Borrower have the right to require Landry's to disburse any amounts allocated for such contingencies, and Landry's may impose such requirements and conditions as it deems prudent


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and necessary should it elect to disburse all or any portion of the amounts so allocated.

         2.7 ONGOING COMMITMENT. Notwithstanding the termination of the Merger Agreement, other than a termination as a result of Borrower accepting a Superior Proposal (as such term is defined in the Merger Agreement) as described in
Section 6.5 of the Merger Agreement, so long as Borrower continues to meet the conditions precedent to the making of Advances, then Landry's shall, until such time as it converts the Loan debt to ownership, continue to make Advances as provided for herein.


                                       III

                                    ADVANCES

         3.1 CONDITIONS TO INITIAL ADVANCE. The obligation of Landry's to make the Initial Advance hereunder is subject to the prior or simultaneous occurrence of each of the following conditions:

    (a) Borrower shall have obtained the execution of the Agreement Regarding Credit Facility by Banks, Borrower, Crab House and some of Borrower's other wholly-owned subsidiaries, as applicable.

    (b) Borrower shall have obtained from Banks' agent assignments to Landry's of all of their right, title and interest in and to all mortgages, deeds of trust, security agreements, collateral assignments, financing statements and other collateral documents which are held by Banks' agent with respect to the Jupiter Tract and the Collateral Personalty associated with the Jupiter Tract.

    (c) Borrower shall have furnished to Landry's certified copies of resolutions of Borrower and Crab House authorizing execution, delivery and performance of all of the Conveyance Documents and Loan Documents and
  authorizing the borrowing hereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Landry's may reasonably require to evidence Borrower's and Crab House's authority.

    (d) Borrower shall have furnished to Landry's true copies of all organization documents of Borrower and Crab House, including all amendments or supplements thereto (receipt of which is acknowledged by Landry's).



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    (e) Landry's shall have received from Borrower all of the Loan Documents duly executed by Borrower and, where required, by Crab House, and the Loan Documents shall remain outstanding and enforceable in accordance with their terms, all as required hereunder.

    (f) The Conveyance Documents as to the Jupiter Tract shall have been duly executed by Borrower and, where required, by Crab House, and the Conveyance Documents shall have been delivered to the Escrow Agent pursuant to the terms of the Conveyance Escrow.

    (g) Borrower shall have furnished to Landry's an opinion of counsel for Borrower and Crab House, which counsel shall be satisfactory to Landry's, to the effect that (i) Borrower and Crab House are duly organized, validly existing and in good standing under the laws of the State of Florida and that each is qualified to do business in all jurisdictions where such qualification is required to preclude a material adverse affect on Borrower or Crab House;
  (ii) the Loan Documents have been duly authorized, executed and delivered by Borrower and, where required, by Crab House, (iii) the Conveyance Documents have been duly authorized, executed and delivered to Escrow Agent by Borrower and, where required, by Crab House; (iv) to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting Borrower, Crab House, the Jupiter Tract or the Collateral Personalty relating to the Jupiter Tract, or involving the priority, validity or enforceability of the liens or security interests arising out of the Loan Documents, at law or in equity, or before or by any Governmental Authority, except actions, suits or proceedings fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to pay when due any amounts which may become payable in respect to the Loan as represented by the Note; (v) to the knowledge of such counsel, neither Borrower nor Crab House is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority of which such counsel has knowledge; and (vi) to the knowledge of such counsel, the consummation of the transactions hereby contemplated and the performance of this Agreement will not violate or contravene any provision of any instrument creating or governing the business operations of Borrower or Crab House and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument to which Borrower or Crab House is a party or by which Borrower, Crab House, the Jupiter Tract or the Collateral Personalty relating to the Jupiter Tract may be bound or affected.

    (h) Landry's shall have received from Borrower such other instruments, evidence and certificates as it may reasonably require.


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         3.2 CONDITIONS TO ADVANCES. The obligation of Landry's to make each
Advance hereunder, including the Initial Advance, shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:

         (a) The representations and warranties made by Borrower and Crab House, as contained in this Agreement and in all other Loan Documents shall be true and correct as of the date of each Advance; and if requested by Landry's, Borrower and Crab House shall give certificates to Landry's to that effect.

         (b) The covenants made by Borrower and Crab House to Landry's, as contained in this Agreement and in all other Loan Documents shall have been fully complied with, except to the extent such compliance may be limited by the passage of time or the completion of construction of the Improvements.

         (c) Except in connection with the Initial Advance, Landry's shall have received an agreement, to the extent consent is required pursuant to the terms of any lease by which the leasehold estate in a Collateral Tract was created, from each of the fee title owners of each of the Collateral Tracts which are being encumbered as a condition precedent to such Advance, as well as from the lessors of each of the leases by which Borrower's or Crab House's leasehold estate in such Collateral Tracts was created (to the extent that such lessors are different from the fee title owners, such fee owners and lessors being hereinafter collectively called, "OWNERS") whereby such Owners agree:

                              (i) that Borrower or Crab House, as applicable,
                      are permitted to grant a mortgage, deed of trust, collateral assignment of lease or other lien, in form and substance reasonably satisfactory to Landry's, on such leasehold estates to Landry's to secure Borrower's obligations to Landry's under this Agreement;

                              (ii) that Borrower or Crab House, as applicable,
                      are permitted to convey the Collateral Tracts to Landry's or a designee which (1) has a net worth reasonably acceptable to such Owner, (2) is an operator reasonably experienced in the restaurant business, (3) will continue to operate the applicable Collateral Tract as a restaurant, (4) is a tenant that will be in keeping with the then existing tenant mix if the Collateral Tract is part of a multi-tenant facility and (5) the proposed use of the Collateral Tract will not violate any use restrictions by which Owner is bound but only to the extent that Landry's would have also been prohibited from engaging in such use, as contemplated by the Conveyance Documents and that the leases by which such leasehold estates in the Collateral Tracts were created will be deemed to have been

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                      modified to the extent necessary to except from the
                      operation of any "radius" clause or similar restriction any restaurant sites owned by Landry's as of the date on which the Conveyance Documents are delivered to Landry's;

                              (iii) that such Owners will give Landry's written
                      notice of any breach or default by Borrower or Crab House, as applicable, under such leases and, prior to pursuing any remedies available to such Owners for such breach or default, afford to Landry's a reasonable period of time, not to exceed an additional fifteen days after the cure period provided for in the Lease has expired, within which to effect a cure of such breach or default (but without any obligation on the part of Landry's to do so ) in the event Borrower or Crab House, as applicable, does not effect such cure within the time period permitted in such leases; provided however that if such breach or default is not of the type which can be reasonably cured by Landry's unless and until it gains possession of the applicable Collateral Tract, then such cure period shall be extended for such time as may be required for Landry's to acquire possession of or title to the applicable of the Collateral Tracts;

                              (iv) that in the event of a foreclosure of the
                      Deed of Trust with respect to any of the Collateral Tracts, any purchaser at such foreclosure sale that is reasonably acceptable to such Owner shall be entitled to become the lessee of the leasehold estate foreclosed and that, upon performing the covenants set forth in the leases applicable thereto such purchaser shall enjoy all of the rights and benefits provided to the lessee under the terms of such leases.

         (d) No Event of Default as enumerated in Section 6.1(b) shall then exist.

         (e) All work typically done at the stage of construction when the Advance is requested shall have been done, and all materials, supplies, chattels and fixtures typically furnished or installed at such stage of construction shall have been furnished or installed.

         (f) At the time each Collateral Tract and its Collateral Personalty become security for the Loan (but not in connection with each Advance thereafter) Borrower shall have provided to Landry's evidence that Borrower or Crab House, as applicable, holds good and sufficient leasehold title to such Collateral Tracts, as well as good title to related Collateral Personalty, each subject to no claims, adverse interests or exceptions other than those which are acceptable to Landry's in its sole and absolute discretion.



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         (g) Borrower shall have provided evidence to Landry's that the leasehold estates in each of the Collateral Tracts are superior to the liens of any mortgages placed on the Collateral Tracts by the Owners thereof or that acceptable non-disturbance agreements have been provided to Borrower or Crab House, as applicable, and that such non-disturbance agreements will inure to the benefit of Borrower's or Crab House's successors and assigns, as applicable.

         3.3 ADVANCE AMOUNT LIMITATIONS. Mention is made that it is contemplated that the Collateral Tracts will ultimately consist of the Nashville Tract, the Chicago Tract, the Great Neck Tract, the Myrtle I Tract and the Myrtle II Tract, together with the Collateral Personalty associated with each; however due to the constraints of time Borrower will not have been able to obtain the consents of the Owners, as contemplated by Section 3.2(c) hereof, at the time of the Initial Advance. Further, as a condition to entering into the Agreement Regarding Credit Facility, Banks have required that Collateral Tracts and Collateral Personalty be encumbered only contemporaneously with the making of Advances which are approximately equal to the agreed Loan collateral value of such Collateral Tracts and Collateral Personalty as they then exist. Accordingly, and notwithstanding anything in this Agreement to the contrary, it is agreed as follows:

         (a) so long as the Collateral Tracts and Collateral Personalty consists only of the Jupiter Tract and the Collateral Personalty associated therewith, Landry's shall not be obligated to make Advances which exceed, in the aggregate, Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00);

         (b) at the time the Nashville Tract becomes one of the Collateral Tracts, its associated personalty becomes Collateral Personalty and Conveyance Documents are executed and delivered to the Conveyance Escrow with respect to the Nashville Tract and its associated Collateral Personalty, then the limitation on aggregate Advances will increase by Five Hundred Thousand and No/100 Dollars ($500,000.00);

         (c) at the time the Chicago Tract becomes one of the Collateral Tracts, its associated personalty becomes Collateral Personalty and Conveyance Documents are executed and delivered to the Conveyance Escrow with respect to the Chicago Tract and its associated Collateral Personalty, then the limitation on aggregate Advances will increase by Two Million One Hundred Thousand and No/100 Dollars ($2,100,000.00);

         (d) at the time the Great Neck Tract becomes one of the Collateral Tracts, its associated personalty becomes Collateral Personalty and Conveyance Documents are executed and delivered to the Conveyance Escrow with respect to the Great Neck Tract and its associated Collateral Personalty, then the limitation on aggregate Advances will increase by Five Hundred Thousand


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and No/100 Dollars ($500,000.00);

         (e) at the time the Myrtle I Tract becomes one of the Collateral Tracts, its associated personalty becomes Collateral Personalty and Conveyance Documents are executed and delivered to the Conveyance Escrow with respect to the Myrtle I Tract and its associated Collateral Personalty, then the limitation on aggregate Advances will increase by Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00);

         (f) at the time the Myrtle II Tract becomes one of the Collateral Tracts, its associated personalty becomes Collateral Personalty and Conveyance Documents are executed and delivered to the Conveyance Escrow with respect to the Myrtle II Tract and its associated Collateral Personalty, then the limitation on aggregate Advances will increase by Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00); and

         (g) provided, however, that at such time as the Collateral Tracts consist of the Nashville Tract, the Great Neck Tract, the Myrtle I Tract and the Myrtle II Tract, and their respective Collateral Personalty, then notwithstanding that the lien on the Jupiter Tract and on its related Collateral Personalty has been reassigned to Banks' agent, the aggregate amount of Advances shall not be limited by the provisions of this Section 3.3, and Landry's shall thereafter be obligated to Advance, subject to the provisions of this Agreement, the full Loan Amount.

         3.4 ADVANCE NOT A WAIVER. No Advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Landry's obligation to make further Advances.

         3.5 ADVANCE NOT AN APPROVAL. The making of any Advance or part thereof shall not be deemed an approval or acceptance by Landry's of the work theretofore done.

         3.6 TIME AND PLACE OF ADVANCES. All Advances are to be made at the office of Landry's, or at such other place as Landry's may designate; and Landry's shall require, other than with respect to the Initial Advance, five (5) days' prior notice in writing before the making of any such Advance. Advances shall be made, by federal wire transfer to an account in the continental United States designated by Borrower, within ten (10) days after the request for such Advance, together with supporting documentation, has been submitted, failing in which Landry's shall, prior to the end of such time period, notify Borrower, in writing, as to the reasons why such Advance has not been made.

         3.7 LIEN WAIVERS. Prior to making any Advance, other than the Initial Advance, Landry's shall have received evidence satisfactory to Landry's that payment in full has been made for all obligations accrued through the date of the preceding Advance and Borrower shall have


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furnished to Landry's lien waivers signed by all general contractors, major subcontractors (meaning those whose subcontracts exceed, on any of the Projects, $10,000.00) and major suppliers (meaning those whose supply contracts or purchase orders exceed, on any of the Projects, $10,000.00) to the Project acknowledging such payment and waiving lien rights through the date of the preceding Advance.

         3.8 NO THIRD PARTY BENEFICIARIES. The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Landry's liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to any such persons or entities against Borrower. Landry's shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower and Borrower's contractors. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Landry's, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower. Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Landry's of a third-party beneficiary status of any such person or entity.

                                       IV

                         WARRANTIES AND REPRESENTATIONS

         Borrower hereby unconditionally warrants and represents to Landry's, as of the date hereof and at all times during the term of the Agreement, that:

         4.1 PLANS AND SPECIFICATIONS. The plans and specifications for each of the Projects are satisfactory to Borrower and Crab House and are in compliance, in all material respects, with all Governmental Requirements and, to the extent required by applicable law or any effective restrictive covenant, have been approved by each Governmental Authority and by the beneficiaries of any restrictive covenant affecting the Project.

         4.2 GOVERNMENTAL REQUIREMENTS. No material violation of any Governmental Requirements exists or will exist with respect to the Projects and neither the Borrower nor Crab House are, nor will they be, in default with respect to any Governmental Requirements.



Loan Agreement - Page 13

         4.3 UTILITY SERVICES. All utility services of sufficient size and capacity necessary for the construction of the Improvements and the operation thereof for their intended purposes are available at the property lines of the Land for connection to the Improvements, including potable water supply, storm and waste water facilities, and gas, electric and telephone facilities.

         4.4 ACCESS. All roads necessary for the full utilization of the Improvements for their intended purposes have been completed or the necessary rights-of-way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority.

                                        V

                              COVENANTS OF BORROWER

         Borrower hereby unconditionally covenants and agrees with Landry's that until the Loan shall have been paid in full and the lien of the Deed of Trust shall have been released:

         5.1 COMPLETION. Borrower will cause the construction of the Improvements to be prosecuted with diligence and continuity and will complete the same in accordance with the plans and specifications applicable to same on or before the applicable Completion Date as to each of the Projects, free and clear of liens or claims for liens for material supplied and for labor services performed in connection with the construction of the Improvements.

         5.2 NO CHANGES. Borrower will not, without the prior written consent of Landry's, amend, alter or change, pursuant to change order, amendment or otherwise, the plans and specifications for any of the Projects, except to the extent, on each discrete Project, the cost of an individual change does not exceed $5,000.00 and the aggregate of the changes on each such discrete Project does not exceed $20,000.00.

         5.3 ADVANCES. Borrower will receive the Advances and will hold same as a trust fund for the purpose of paying the cost of construction of the Improvements and related nonconstruction costs related to the Projects as provided for herein. Borrower will apply the same promptly to the payment of the costs and expenses for which each Advance is made and will not use any part thereof for any other purpose.

         5.4 LANDRY'S EXPENSES. Borrower will, at the time the Note is repaid, reimburse Landry's for all expenses of Landry's, including reasonable attorneys' fees, incurred in connection with the preparation, execution, delivery and performance of the Loan Documents and Conveyance Documents. Upon request from Borrowers, Landry's will furnish reasonable


Loan Agreement - Page 14
supporting documentation with respect to such costs and expenses.

         5.5 DEFECTS AND VARIANCES. Borrower will, upon demand of Landry's and at Borrower's sole expense, correct any structural defect in the Improvements or any variance from the applicable plans and specifications not approved in writing by Landry's.

         5.6 ESTOPPEL CERTIFICATES. Borrower will deliver to Landry's, promptly after request therefor, estoppel certificates or written statements, duly acknowledged, stating the amount that has then been advanced to Borrower under this Agreement, the amount due on the Note, and whether any offsets or defenses exist against the Note or any of the other Loan Documents.

         5.7 INSPECTING PERSON. Borrower will pay the reasonable fees of any Inspecting Person not an employee of Landry's, and Borrower will pay the reasonable expenses of all Inspecting Persons, including those employed by Landry's. Upon request from Borrowers, Landry's will furnish reasonable supporting documentation with respect to such costs and expenses. Borrower and Crab House will cooperate, with the Inspecting Person and will cause each of Borrower's or Crab Houses's contractors, each subcontractor and the employees of each of them to cooperate with the Inspecting Person and, upon request, will furnish the Inspecting Person whatever the Inspecting Person may consider necessary or useful in connection with the performance of the Inspecting Person's duties. Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished such items as working details, plans and specifications and details thereof, samples of materials, licenses, permits, certificates of public authorities, zoning ordinances, building codes and copies of the contracts between Borrower and Crab House and each of their respective contractors. Borrower will permit Landry's, the Inspecting Person and their representative to enter the Project for the purposes of inspecting same. If the Inspecting Person shall be, or for any reason becomes, disqualified or unable to act or continue to act as Inspecting Person, or if Landry's in its sole discretion desires, Landry's may appoint a successor Inspecting Person; and any such successor shall have the same duties to Landry's and shall be entitled to the same cooperation as if he had originally been named herein. Borrower acknowledges that the duties of the Inspecting Person run solely to Landry's and that the Inspecting Person shall have no obligations or responsibilities whatsoever to Borrower, Crab House or to any of Borrower's or Crab House's contractors of any of such contractor's agents, employees, or subcontractors.

         5.8 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Borrower will comply promptly with all Governmental Requirements.

         5.9 COMPLIANCE WITH RESTRICTIVE COVENANTS. Borrower will comply with all restrictive covenants, if any, affecting the Land. Construction of the Improvements will be

Loan Agreement - Page 15
performed in a good and workmanlike manner, within the perimeter boundaries of the Land and within all applicable building and setback lines in accordance with all Governmental Requirements. There are, and will be, no structural defects in the Improvements.

         5.10 NOTICES RECEIVED. Borrower will promptly deliver to Landry's a true and correct copy of all notices received by Borrower or Crab House, from any person or entity with respect to the Collateral Tracts, the Collateral Personalty, the Projects, or any or all of them.

                                       VI

                                EVENTS OF DEFAULT

         6.1 EVENTS OF DEFAULT. The following shall constitute "Events of Default" hereunder:

         (a) if Borrower or Crab House shall fail to comply with any of the covenants, duties or obligations of Borrower in this Agreement and such failure shall not be cured to the reasonable satisfaction of Landry's within fifteen
(15) days following written notice thereof to Borrower;

         (b) if Borrower or Crab House (i) shall allow the levy against the Collateral Tracts, Collateral Personalty or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty days after the levy; or (ii) shall allow the appointment of a receiver, trustee or custodian of Borrower or Crab House or of the Collateral Tracts, Collateral Personalty or any part thereof, which receiver, trustee or custodian is not discharged within sixty days after the appointment; or (iii) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks of the benefit or benefits of any bankruptcy or insolvency law, or takes any action in furtherance thereof; or (iv) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Landry's granted in the Note, herein, the Conveyance Escrow or in any Loan Document; or (v) allows the filing of a petition, case, proceeding or other action against Borrower or Crab House as a debtor under any bankruptcy or insolvency law or seeks appointment of a receiver, trustee, custodian or liquidator of Borrower or Crab House or of the Collateral Tracts, Collateral Personalty or any part thereof, or of any significant portion of Borrower's or Crab House's other property; and (a) Borrower or Crab House admits, acquiesces in or fails to contest diligently the material allegations thereof, or (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower or Crab House, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty days


Loan Agreement - Page 16
next following the date of filing;

         (c) if Borrower shall fail, prior to the time when the entirety of the Loan has been Advanced, to pay the interest due on the Note at the time provided for the same to be paid;

         (d) if Borrower shall fail, after the time when the entirety of the Loan has been Advanced, to pay the interest due on the Note at the time provided for the same to be paid.

         6.2          REMEDIES.

         (a) Landry's shall have the right, but not the obligation, as its sole and exclusive remedy for an Event of Default which is enumerated in Section 6.1
(a) and as one of its remedies for an Event of Default which is enumerated in
Section 6.1 (b) above, to enter into possession of the Projects and perform any and all work and labor necessary to complete the Improvements. All amounts so expended by Landry's shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Deed of Trust. For this purpose, Borrower and Crab House hereby constitute and appoint Landry's as Borrower's and Crab House's true and lawful attorney-in-fact, with full power of substitution to complete the Improvements in the name of Borrower or Crab House, as applicable, and hereby empower Landry's, acting as Borrower's or Crab House's attorney-in-fact, as follows: to use any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the plans and specifications applicable to same; to make such additions and changes and corrections in the plans and specifications which shall be necessary or advisable to complete the Improvements in the manner contemplated by the plans and specifications; to continue all or any existing construction contracts or subcontracts; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which are or may be liens against the Project, or may be necessary or desirable for the completion of the work or the clearing of title; to execute all the applications and certificates in the name of Borrower or Crab House which may be required by any construction contract; and to do any and every act with respect to the construction of the Improvements which Borrower or Crab House could do in Borrower's or Crab House's own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Landry's, acting as Borrower's and Crab House's attorney-in-fact, shall also have power to prosecute and defend all actions or proceedings in connection with the Projects and to take such action and require such performance as it deems necessary.

         (b) Landry's shall have the right, upon the happening of an Event of Default set forth in Section 6.1(b) or 6.1(d) above, to pursue any and all rights at law or in equity available to a secured creditor.


Loan Agreement - Page 17

         (c) Landry's shall have the right, as its sole and exclusive remedy for an Event of Default set forth in Section 6.1(c) to make one or more Advances, by journal entry, to itself to pay the interest and in such event Borrower shall be obligated to provide substitute funds in order to pay the shortfalls, if any, in the Project Budgets resulting from such Advances to pay interest.

                                       VII

                  LANDRY'S DISCLAIMERS - BORROWER'S INDEMNITIES

         7.1 NO OBLIGATION BY LANDRY'S TO CONSTRUCT. Landry's has no liability or obligation whatsoever or howsoever in connection with the Project or the development, construction or completion thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds as herein agreed, Landry's is not obligated to inspect the Improvements nor is Landry's liable, and under no circumstances whatsoever shall Landry's be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Project, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower or Crab House to Landry's nor to any other person, firm or entity without limitation. Nothing, including without limitation any disbursement of Loan proceeds nor acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Landry's part.

         7.2 NO OBLIGATION BY LANDRY'S TO OPERATE. Any term or condition of any of the Loan Documents to the contrary notwithstanding, Landry's shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower or Crab House. Any term or condition of the Loan Documents which permits Landry's to disburse funds or to take or refrain from taking any action with respect to Borrower, Crab House, the Project or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Landry's to audit and review the management, operation and conduct of the business and affairs of Borrower and Crab House, and to maintain and preserve the security given by Borrower and Crab House to Landry's for the Loan, and may not be relied upon by any other person. Further, Landry's shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Crab House and no term or condition of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, Crab House and Landry's to be other than that of borrower, pledgor and lender, and Borrower shall at all times represent that the relationship between Borrower, Crab House and


Loan Agreement - Page 18

Landry's is solely that of borrower, pledgor and lender. Borrower hereby indemnifies and agrees to hold Landry's harmless from and against any cost, expense or liability incurred or suffered by Landry's as a result of any assertion or claim of any obligation or responsibility of Landry's for the management, operation and conduct of the business and affairs of Borrower or Crab House, or as a result of any assertion or claim of any liability or responsibility of Landry's for the payment or performance of any indebtedness or obligation of Borrower or Crab House.

         7.3 INDEMNITY BY BORROWER. Borrower hereby indemnifies Landry's and each affiliate thereof and their respective officers, directors, employees, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, costs, and expenses to which any of them may become subject, insofar as such losses, liabilities, claims, damages, costs, and expenses arise from or relate to any of the Loan Documents or any of the transactions contemplated thereby (excluding the Merger Agreement) or from any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing. Without intending to limit the remedies available to Landry's with respect to the enforcement of its indemnification rights as stated herein or as stated in any Loan Document, in the event any claim or demand is made or any other fact comes to the attention of Landry's in connection with, relating or pertaining to, or arising out of the Loan Documents or the Projects, which Landry's reasonably believes might involve or lead to some liability of Landry's, Borrower shall, immediately upon receipt of written notification of any such claim or demand, assume in full the personal responsibility for and the defense of any such claim or demand and pay in connection therewith any loss, damage, deficiency, liability or obligation, including, without limitation, legal fees and court costs incurred in connection therewith. In the event of court action in connection with any such claim or demand, Borrower shall assume in full the responsibility for the defense of any such action and shall immediately satisfy and discharge any final decree or judgment rendered therein. In the event that any of the foregoing matters are tendered to Borrower for defense and Borrower fails or refuses to accept such tender, then Landry's may, in its sole discretion, make any payments sustained or incurred by reason of any of the foregoing; and Borrower shall immediately repay to Landry's, in cash and not with proceeds of the Loan, the amount of such payment, with interest thereon at the default rate of interest provided for in the Note. Landry's shall have the right to join Borrower as a party defendant in any legal action brought against Landry's as a result of the Loan Documents or the Projects, and Borrower hereby consents to the entry of an order making Borrower a party defendant to any such action.

         7.4 NO AGENCY. Nothing herein shall be construed as making or constituting Landry's as the agent of Borrower or Crab House in making payments pursuant to any construction contracts or subcontracts entered into by Borrower or Crab House for construction of the Improvements or otherwise. The purpose of all requirements of Landry's hereunder is


Loan Agreement - Page 19
solely to allow Landry's to check and require documentation (including, but not limited to, lien waivers) sufficient to protect Landry's and the Loan contemplated hereby. Neither Borrower nor Crab House shall have any right to rely on any procedures required by Landry's, each hereby acknowledging that Borrower and Crab House have sole responsibility for constructing the Improvements and paying for work done in accordance therewith and that Borrower and Crab House have, each acting solely on its own behalf, selected or approved each contractor, each subcontractor and each materialman, Landry's having no responsibility for any such persons or entities or for the quality of their materials or workmanship.

                                      VIII

                            THIS AGREEMENT SUPERSEDES

         In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

                                       IX

                             CONVERSION TO OWNERSHIP

         9.1 In the event the Merger Agreement is terminated for any reason ,other than a termination as a result of Borrower accepting a Superior Proposal as described in Section 6.5 of the Merger Agreement, then the Note shall be immediately due and payable in full; however, for a period one hundred twenty
(120) days following such termination Landry's shall, provided that the interest payments on the Note are timely paid each month, continue to make Advances as contemplated by Section 2.7 hereof and forbear from taking any action to collect the unpaid principal on the Note or realize on the Collateral Tracts and Collateral Personalty.

         9.2 During such one hundred twenty (120) day period Borrower or Crab House, as applicable, shall be permitted to continue to operate the Collateral Tracts each for its own account. Such operations shall be conducted in the same manner in which they have historically been conducted, all taxes and utilities shall be paid by Borrower or Crab House, all improvements, furniture, fixtures and equipment shall, at Borrower's or Crab House's expense, be insured for their full replacement value (evidence of which shall be provided to Landry's) with Landry's named as a loss payee and none of the Collateral Personalty shall be removed (except as the same becomes worn, broken or obsolete and is replaced in the ordinary course of business).



Loan Agreement - Page 20

         9.3 At the end of such one hundred twenty (120) day period, if Borrower shall not have repaid any of the principal balance of the Note, together with accrued but unpaid interest, then Landry's shall exercise its right, which right is hereby irrevocably granted by Borrower and Crab House, to convert the debt evidenced by the Note to ownership by notifying the Document Escrow Agent to deliver the Conveyance Documents to Landry's. Upon receipt by Landry's of the Conveyance Documents Landry's shall assign all of its right, title and interest in and to the Loan Documents to Banks' agent, disburse to Banks' agent any then undisbursed principal under the Note (less any accrued but unpaid interest, less the costs and expenses provided for in Sections 5.4 and 5.7 hereof then owed by Borrower and less the then unadvanced amounts set forth on the Great Neck Budget and the Nashville Budget), Landry's shall be deemed to have converted the debt evidenced by the Note to ownership of the Collateral Tracts and Collateral Personalty, and Borrower and Crab House, as applicable, shall be conclusively deemed to have sold the Collateral Tracts and Collateral Personalty to Landry's for an amount equal to the unpaid principal balance of the Note (including the amount then disbursed to Banks' agent).

         9.4 At such time as the Note shall have been fully repaid then the Note shall be returned to Borrower marked "Paid".

         9.5 In the event the Merger Agreement is terminated as a result of the acceptance by Borrower of a Superior Proposal as described in Section 6.5 of the Merger Agreement, then Landry's shall immediately exercise its right, which right is hereby irrevocably granted by Borrower and Crab House, to convert the debt evidenced by the Note to ownership by notifying the Document Escrow Agent to deliver the Conveyance Documents to Landry's. Upon receipt by Landry's of the Conveyance Documents Landry's shall assign all of its right, title and interest in and to the Loan Documents to Banks' agent, disburse to Banks' agent any then undisbursed principal under the Note (less any accrued but unpaid interest, less the costs and expenses provided for in Sections 5.4 and 5.7 hereof then owed by Borrower and less the then unadvanced amounts set forth on the Great Neck Budget and the Nashville Budget), Landry's shall be deemed to have converted the debt evidenced by the Note to ownership of the Collateral Tracts and Collateral Personalty, and Borrower and Crab House, as applicable, shall be conclusively deemed to have sold the Collateral Tracts and Collateral Personalty to Landry's for an amount equal to the unpaid principal balance of the Note (including the amount then disbursed to Banks' agent).

         9.6 The Deed of Trust and the Security Agreement shall secure Borrower's obligations under the Loan Documents, including without limitation, the Note and this Agreement. In the event that Landry's attempts to convert the debt evidenced by the Note to ownership and Borrower, Crab House or any other person or entity makes any attempt to impede, hinder or delay the delivery of the Conveyance Documents to Landry's, or if Borrower, Crab House or any other person or entity, attempts to set aside the conveyances effected by the Conveyance


Loan Agreement - Page 21

Documents, then the Deed of Trust and the Security Agreement shall be deemed to be in full force and effect and Landry's shall be entitled to immediately foreclose the liens of same. Borrower shall be fully liable for any and all deficiencies arising from such foreclosure and all costs and expenses, including without limitation attorneys' fees, incurred by Landry's in doing so shall be the reimbursed by Borrower to Landry's. Landry's and Borrower hereby acknowledge and declare that the aggregate value of the Collateral Tracts and Collateral Personalty does not now, nor is it anticipated to in the future, exceed the stated principal amount of the Note, the discrete values of each component of the Collateral Tracts and Collateral Personalty do not exceed the amounts set forth in Section 9.4 above, and that such amounts have been bargained for and agreed to as representing not less than fair and adequate consideration for the conveyance of the Collateral Tracts and Collateral Personalty or any discrete component thereof. Further, in the event that Landry's forecloses the Deed of Trust and the Security Agreement then neither Borrower nor Crab House shall have any rights of redemption with respect to either the Collateral Tracts or Collateral Personalty, all of which rights are hereby waived.

                                        X

                                  MISCELLANEOUS

         10.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Crab House and Landry's, and their respective successors and assigns, provided that neither Borrower nor Crab House may assign any rights or obligations under this Agreement without the prior written consent of Landry's. No assignment of this Agreement by Landry's shall relieve it from its obligations to make the Advances provided for herein.

         10.2 HEADINGS. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define or be used in construing the text of such Articles, Sections or Subsections.

         10.3 SURVIVAL. The provisions hereof shall survive the execution of all instruments herein mentioned, shall continue in full force and effect until the Loan has been paid in full and shall not be affected by any investigation made by any party. This instrument may be amended only by an instrument in writing executed by the parties hereto.

         10.4 CONTROLLING AGREEMENT; APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION


Loan Agreement - Page 22

OVER ANY AND ALL DISPUTES AMONG BORROWER, CRAB HOUSE AND LANDRY'S, WHETHER IN LAW OR EQUITY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; AND VENUE IN ANY SUCH DISPUTE WHETHER IN FEDERAL OR STATE COURT SHALL BE LAID IN HARRIS COUNTY, TEXAS.

         10.5 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be considered properly given if in accordance with the procedures for giving notice which are set forth in the Note.

         10.6 RELIANCE BY LANDRY'S. Landry's is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

         10.7 ENTIRE AGREEMENT. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT
ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.8 WAIVER OF JURY TRIAL. BORROWER AND CRAB HOUSE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



Loan Agreement - Page 23

                                    BORROWER:

                                    BAYPORT RESTAURANT GROUP, INC.

                                    By: /s/ DAVID J. CONNOR
                                       ----------------------------------------
                                    Name: DAVID J. CONNOR
                                         --------------------------------------
                                    Title: CHAIRMAN
                                          -------------------------------------

                                   CRAB HOUSE:

                                   CRAB HOUSE, INC.

                                    By: /s/ WILLIAM D. KORENBAUM
                                       ----------------------------------------
                                    Name: WILLIAM D. KORENBAUM
                                         --------------------------------------
                                    Title: PRESIDENT
                                          -------------------------------------

                                   LANDRY'S:

                                   LANDRY'S SEAFOOD RESTAURANTS, INC.

                                    By: /s/ TILMAN J. FERTITTA
                                       ----------------------------------------
                                    Name: TILMAN J. FERTITTA
                                         --------------------------------------
                                    Title: CHAIRMAN, PRESIDENT AND CHIEF
                                           EXECUTIVE OFFICER
                                          -------------------------------------





Loan Agreement - Page 24

                                    EXHIBIT A

A-1                   JUPITER TRACT

A-2                   CHICAGO TRACT

A-3                   MYRTLE I TRACT

A-4                   MYRTLE II TRACT



Loan Agreement - Page 25

                                    EXHIBIT B

B-1                   BALTIMORE TRACT

B-2                   CHELSEA PIER TRACT

B-3                   GREAT NECK

B-4                   NASHVILLE



Loan Agreement - Page 26

                                    EXHIBIT C


C-1                   BALTIMORE BUDGET


C-2                   CHELSEA PIER BUDGET


C-3                   GREAT NECK BUDGET


C-4                   NASHVILLE BUDGET





Loan Agreement - Page 27

                                    EXHIBIT D


                            PROJECT COMPLETION DATES


              PROJECT                                           COMPLETION DATE
- -------------------------------------------------------------------------------

         Baltimore                                       June 30, 1996

         Chelsea Pier                                    June 30, 1996

         Great Neck                                      September 30, 1996

         Nashville                                       June 30, 1996




Loan Agreement - Page 28